CERTIFICATE OF DETERMINATION OF PREFERENCES
                             OF PREFERRED SHARES OF
                            ACCESSPOINT CORPORATION,
                              a Nevada Corporation


         The undersigned, James W. Bentley and Tom M. Djokovich, certify that:

1.       They are the duly  elected  or duly  acting  President  and  Secretary,
         respectively,   of  Accesspoint   Corporation,   a  Nevada  corporation
         ("Corporation").

2.       Pursuant  to  authority   given  by  the   Corporation's   Articles  of
         Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

         WHEREAS, the Articles of Incorporation of this Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determinate the designation thereof, or any of them;

         WHEREAS, at the time of adoption of this resolution one or more classes or series of outstanding shares, singly or in the aggregate, are entitled to full voting rights; the common shares of this Corporation are entitled to full voting rights;

         WHEREAS, at the time of adoption of this resolution, one or more classes or series of outstanding shares, singly or in the aggregate, are entitled to unlimited dividend and liquidation rights;

         WHEREAS, this Corporation has not issued any shares of Preferred Stock and the Board of Directors of this Corporation desires, pursuant to its authority, to determine and fix the rights, preferences, privileges, and restrictions relating to the initial series of Preferred Stock and the number of shares constituting and the designation of the series;

         NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, the initial series of Preferred Stock as follows:

(a)               DESIGNATION.   The  initial series of Preferred Stock shall be
         designated "Preferred shares, Series A."

(b) NUMBER.The number of shares constituting the Preferred shares, Series A, shall be 2,500,000 shares.

(c) VOTING. Preferred Shares, Series A, shall be non-voting shares as a class and the holders of the outstanding Preferred Shares, Series A, shall not vote on any of the Corporation's matters.

                                    1 of 12

(d) RESTRICTIONS. The holders of the outstanding Preferred Shares, Series A, may not dispose of any Preferred Shares, Series A, whether by sale, exchange, assignment, transfer, gift, devise, bequest, mortgage, pledge, encumbrance or otherwise, except in accordance with the terms and conditions of this Section (d), and holders may not take or omit any action which will impair the absolute and unrestricted right, power, authority and capacity of the Corporation to enforce the restrictions set forth in this Certificate of Determination.

                  Any purported transfer of any Preferred Shares, Series A, by any holder of outstanding Preferred Shares, Series A, that violates any provision of this Section (d) shall be wholly void and ineffectual and shall give to the Corporation or its designee the right to purchase from the holder all but not less than all of the Preferred Shares, Series A, then owned by holder for a period of 90 days from the date the Corporation first learns of the purported transfer at the Agreement Price and on the Agreement Terms (as those terms are defined in subsections (7) and (8), respectively, of this Section (d)). If the Shares are not purchased by the Corporation or its designee, the purported transfer thereof shall remain void and ineffectual and they shall continue to be subject to this Certificate of Determination.

                  The Corporation shall not cause or permit the transfer of any Preferred Shares, Series A, to be made on its books except in accordance with the terms hereof.

         (1)      Permitted Transfers.

                  (i) The holder of any Preferred Shares, Series A, may sell, assign or transfer any Preferred Shares, Series A, held by such holder but only by complying with the provisions of subsection (4) of this Section (d).

                  (ii) The holder of any Preferred Shares, Series A, may sell, assign or transfer any Preferred Shares, Series A, held by such holder without complying with the provisions of subsection (4) by obtaining the prior written consent of the Corporation's shareholders owning 50% of the then issued and outstanding shares of the Corporation's common voting stock (determined on a fully diluted basis) or a majority of the members of the Board of Directors of the Corporation, provided that the transferee agrees in writing to be bound by the provisions of any separate shareholder agreement between the Corporation and the transferor and the transfer is made in accordance with any other restrictions or conditions contained in the written consent and in accordance with applicable federal and state securities laws.



                  (iii) Upon the death of any holder of Preferred Shares, Series A, the Preferred Shares, Series A, held by the deceased holder may be transferred to the personal representative of the deceased holder's estate without complying with the provisions of subsection (4). Shares so transferred shall be subject to the other

                                    2 of 12
                  provisions of this Section (d), including in particular, and without limitation, subsection (6).

         (2) No Pledge. Unless a majority of the members of the Board of Directors consent, Preferred Shares, Series A, may not be pledged, mortgaged or otherwise encumbered to secure indebtedness for money borrowed or any other obligation for which the holder thereof is primarily or secondarily liable.

         (3) Stock Certificate Legend. Each stock certificate representing Preferred Shares, Series A, shall have conspicuously written, printed, typed or stamped upon the face thereof, or upon the reverse thereof with a conspicuous reference on the face thereof, one or both of the following legends:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NON-VOTING SHARES AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN ANY MANNER EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF A CERTIFICATE OF DETERMINATION PERTAINING THERETO, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. UNLESS A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS CONSENT, SUCH CERTIFICATE OF DETERMINATION PROHIBITS ANY PLEDGE, MORTGAGE OR OTHER ENCUMBRANCE OF SUCH SHARES TO SECURE ANY OBLIGATION OF THE HOLDER HEREOF. EVERY CREDITOR OF THE HOLDER HEREOF AND ANY PERSON ACQUIRING OR PURPORTING TO ACQUIRE THIS CERTIFICATE OR THE SHARES HEREBY EVIDENCED OR ANY INTEREST THEREIN IS HEREBY NOTIFIED OF THE EXISTENCE OF SUCH CERTIFICATE OF DETERMINATION, AND ANY ACQUISITION OR PURPORTED ACQUISITION OF THIS CERTIFICATE OR THE SHARES HEREBY EVIDENCED OR ANY INTEREST THEREIN
         SHALL BE SUBJECT TO ALL RIGHTS AND OBLIGATIONS SET FORTH IN THE CERTIFICATE OF DETERMINATION.

         (4)      Sales of Preferred Shares, Series A.

                  (i) Corporation's Right of First Refusal. In the event that the holder of any Preferred Shares, Series A, shall desire to sell, assign or transfer any Preferred Shares, Series A, to any other person (the "Offered Shares") and shall be in receipt of a bona fide offer to purchase the Offered Shares ("Offer"), the following procedure shall apply. The holder of Preferred Shares, Series A, shall give to the Corporation written notice containing the terms and conditions of the Offer, including, but not limited to (a) the number of Offered Shares; (b) the price per share for the Offered Shares; (c) the method of payment; and (d) the name(s) of the proposed purchaser(s).

                  (ii) An offer shall not be deemed bona fide unless the holder of Preferred Shares, Series A, has informed the prospective purchaser of the obligation under this Certificate of Determination and the prospective purchaser has agreed to become a party to any stock restriction agreements between the Corporation and the holder of Preferred Shares, Series A, and to be bound thereby. The


                                    3 of 12

                  Corporation shall be entitled to take such steps, as it reasonably may deem necessary to determine the validity and bona fide nature of the Offer.

                  (iii) Until 30 days after such notice is given, the Corporation or its designee shall have the right to purchase all of the Offered Shares at the price offered by the prospective purchaser and specified in such notice. Such purchase shall be on the Agreement Terms, as defined in subsection (8).

         (5)      Failure  of  Corporation or its  Designee  to Purchase Offered
         Shares. If all of the Offered Shares are not purchased by the Corporation and/or its designee within the 30-day period granted for such purchases, then any remaining Offered Shares may be sold, assigned or transferred pursuant to the Offer; provided, that the Offered Shares are so transferred within 30 days of the expiration of the 30-day period to the person or persons named in, and under the terms and conditions of, the bona fide Offer described in the notice to the Corporation; and provided further, that such persons acknowledge to the reasonable satisfaction of the Corporation that they shall then be bound by the terms and conditions of this Certificate of Determination and agree to be bound by the terms and conditions of any shareholder agreement or similar restrictive agreement between the Corporation and the transferor.

         (6) Manner of Exercise. Any right to purchase hereunder shall be exercised by giving written notice of election to the holder of Preferred Shares, Series A, the holder's personal representative or any other selling person, as the case may be, prior to the expiration of such right to purchase.

         (7)      Agreement Price. The "Agreement  Price" shall be the higher of
         (a) the fair market value of the Preferred Shares, Series A, to be purchased determined in good faith by the Board of Directors of the Corporation and (b) the conversion price, if any, of the Preferred Shares, Series A, to be purchased.

         (8) Agreement Terms. "Agreement Terms" shall mean and include the following:

                  (i) Delivery of Shares and Closing Date. At the closing, the holder of Preferred Shares, Series A, the holder's personal representative or such other selling person, as the case may be, shall deliver certificates representing the Preferred Shares, Series A, properly endorsed for transfer, and with the necessary documentary and transfer tax stamps, if any, affixed, to the purchaser of such Preferred Shares, Series A. Payment of the purchase price therefor shall concurrently be made to the holder, the holder's personal representative or such other selling person, as provided in subsection (ii) of this subsection (8). Such delivery and payment shall be made at the principal office of the Corporation or at such other place as the Board of Directors may determine.

                  (ii) Payment of Purchase Price. The purchase price may be paid by the Corporation in cash or cash equivalent or shares of common voting stock of the Corporation. The shares of common voting stock of the Corporation shall be valued at the fair market value on the day of closing as may be determined in good faith by the Board of Directors. The Corporation shall pay the purchase


                                    4 of 12
                  price to the  holder of  Preferred  Shares,   Series A, at the
                  closing.

         (9) Right to Purchase Upon Certain Other Events. The Corporation or its designee shall have the right to purchase all, but not less than all, of the Preferred Shares, Series A, held by any holder thereof at the Agreement Price and on the Agreement Terms for a period of 90 days after any of the following events:

                  (i) an attempt by a creditor to levy upon or sell any of the Preferred Shares, Series A;

                  (ii) the filing of a petition by the holder of Preferred Shares, Series A, under the U.S. Bankruptcy Code or any insolvency laws;

                  (iii) the filing of a petition against the holder of Preferred Shares, Series A, under any insolvency or bankruptcy laws by any creditor of the holder if such petition is not dismissed within 30 days of filing;

                  (iv) the entry of a decree of divorce between the holder of Preferred Shares, Series A, and the spouse of such holder; or

                  (v) if the holder of Preferred Shares, Series A, is an employee or consultant of the Corporation or any of its subsidiaries, the termination of the holder's services as an employee or consultant..

                  The holder of Preferred Shares, Series A, shall provide the Corporation with written notice of the occurrence of any such event within 30 days of such event.

         (10) Termination. The provisions of this Section (d)shall terminate and all rights and obligations of the Corporation and of each holder of Preferred Shares, Series A, set forth in this Section (d) shall cease with regard to the Preferred Shares, Series, A, (except for those similar or other rights and obligations which shall have theretofore accrued pursuant to separate agreement) upon the occurrence of any of the following events:

                  (i)  cessation of the Corporation's business;

                  (ii) bankruptcy, receivership or dissolution of the Corporation;


                  (iii) ownership of all of the issued and outstanding Preferred Shares, Series A, by a single shareholder;

                  (iv) written consent or agreement of the shareholders of the Corporation holding 50% of the then issued and outstanding common voting shares of the Corporation (determined on a fully diluted basis);

                  (v) consent or agreement of a majority of the members of the Board of Directors of the Corporation; or


                                    5 of 12

                  (vi) registration of the Preferred Shares, Series A, as class of equity securities of the Corporation pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         (11) Amendment. To the fullest extent allowed by applicable law, this Section (d) may be modified or amended in whole or in part by a written instrument signed by shareholders of the Corporation holding 50% of the outstanding shares of Common Stock (determined on a fully diluted basis) or a majority of the members of the Board of Directors of the Corporation.

(e) DIVIDENDS. The holders of the outstanding Preferred Shares, Series A, shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any assets at the time legally available, dividends at the annual rate determined by the board of directors in its sole and unreviewable discretion, and no more, payable in such form and at such time as the Board of Directors may so determine to holders of Preferred Shares, Series A, of record on a date not more than 60 nor fewer than 10 days preceding each respective payment date as specified by the Board of Directors or, if not so specified, as provided by law. Dividends shall not accrue on any Preferred Share, whether or not earned or declared. Dividends shall not be accumulative, if declared, and not paid. The Preferred Shares, Series A, shall be deemed noncumulative, nonparticipating. The right to dividends on Preferred Shares, Series A, shall not be cumulative, and no right shall accrue to holders of Preferred Shares, Series A, by reason of the fact that dividends on those shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

(f) CONVERSION. Subject to the provisions of applicable law to any applicable restrictions on the rights of a corporation to convert its own securities, the Corporation, at the option of the Board of Directors, may at any time or from time to time convert the whole or any part of the outstanding Preferred Shares, Series A, to common voting shares issued by this Corporation. The Board of Directors may, subject to terms and conditions of this Certificate of Determination, establish by agreement with the individual holders of Preferred Shares, Series A, or any of them individually, from time to time, certain redemption eligibility criteria, terms and conditions not otherwise inconsistent with this Certificate of Determination. The Preferred Shares, Series A, shall be converted into fully paid and nonassessable common shares of the Corporation, at the rate of one common share for each preferred share, subject to limited adjustment as set forth herein. No adjustment shall be made with respect to dividends that may be accrued and unpaid at the date of surrender for conversion. The holders of the Preferred Shares, Series A, shall surrender the certificate or certificates for those shares at the time and place so directed by the Corporation. The Corporation may determine that the Preferred Shares, Series A, shall be surrendered at any place where the Corporation shall maintain a transfer agent for its common shares or its preferred shares of any class or series.

                  At least ten (10) days previous notice by mail, postage prepaid, shall be given to the holders of record of the Preferred Shares, Series A, to be converted as of the date of mailing or as of a record date lawfully fixed. Such notice shall be addressed to each such shareholder at the address of that holder appearing on the books of the Corporation or given by that holder to the Corporation for the purpose of notice or if no such address


                                    6 of 12
         appears or is so given, at the place where the principal office of the Corporation is located. The notice shall state the date fixed for conversion, the conversion ratio and shall call upon that holder to surrender to the Corporation the date fixed and at the place designated in the notice the holder's certificate or certificates representing the shares to be converted if those shares are certificated. On or after the date fixed for conversion and stated in that notice, each holder of Preferred Share, Series A, called for conversion shall if those shares are certificated, surrender the certificate evidencing the shares to the Corporation at the place designated in the notice and shall thereupon be entitled to receive common shares of the Corporation at the conversion ratio. The certificate or certificates representing the Preferred Shares, Series A, to be converted shall be surrendered duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Preferred Shares. If less than all the shares represented by any such surrendered certificate are converted, a new certificate shall be issued representing the unconverted shares.

                  If the notice of conversion shall have been duly given then, notwithstanding that the certificates evidencing any Preferred Shares, Series A, so called for conversion shall not have been surrendered, all rights with respect to the shares so called for conversion shall after that date cease. Conversion shall be deemed to have been made on the date fixed for the conversion by the Board of Directors whether or not certificates representing Preferred Shares, Series A, shall have been surrendered and the person or persons entitled to receive the common shares issuable upon conversion shall be treated for all purposes as the record holder or holders of the common shares on that date. The Board of Directors may order any holders of outstanding certificates for Preferred Shares, Series A, to surrender them for certificates evidencing common shares. The order may provide that a holder of certificates so to be exchanged is not entitled to vote or to receive dividends or to exercise any other rights of a shareholder, if any, until the holder has complied with the order, but the order shall be operative only after notice and only until compliance.

                  The number of common shares into which Preferred Shares may be converted shall be subject to limited adjustment from time to time in certain cases as follows:

         (1) If the Corporation shall subdivide or combine its outstanding common shares into a greater or smaller number of shares, then in each such case the number of common shares into which Preferred Shares may be converted shall be increased or reduced in the same proportion;
         (2)       If   there   occurs  any  capital  reorganization   or    any
         reclassification   of  the  capital  stock  of  the  Corporation,   the
         consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each Preferred Share, Series A, shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, issuable or distributable to the holders of outstanding preferred shares of the Corporation upon reorganization, reclassification, consolidation, merger, sale, or conveyance; and in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made applying the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Preferred Shares, Series A, to the end that the provisions set forth (including provisions with respect to changes in, and


                                     7 of 12
         other   adjustments  of,  the  conversion  rate)  shall  thereafter  be applicable, as nearly as reasonably may be, in relation to the Preferred Shares, Series A.

         (3) Immediately upon adjustment of the amount of common shares or other securities deliverable upon the conversion of Preferred Shares, Series A, the Corporation shall file, at its principal executive office and with any transfer agent or agents for Preferred Shares and for common shares, a statement, signed by the Chairman of the Board, President, or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer or one of its Assistant Treasurers, stating the adjusted amount of its commons shares or other securities deliverable per Preferred Share, Series A, calculated to the nearest one one-hundredth and setting forth in reasonable detail the method of calculation and the facts requiring the adjustment and upon which the calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

                  The Corporation shall at all times reserve and keep available out of its authorized but unissued common shares the full number of common shares deliverable upon the conversion of all the then outstanding Preferred Shares, Series A, and shall take all action and obtain all permits or orders that may be necessary to enable the Corporation lawfully to issue common shares upon the conversion of Preferred Shares, Series A.

                  No fractions of common shares shall be issued upon conversion. In lieu thereof nondividend bearing, nonvoting scrip (exchangeable for full shares) shall be issued in (form bearer or registered), and denominations, expiring after a reasonable time and containing such other terms and provisions, as the Board of Directors of the Corporation may from time to time determine prior to the issue thereof. The Corporation may, however, at its option, in lieu of issuing scrip, make equitable provision for the stock holders otherwise entitled to receive scrip as the Board of Directors may determine, including payment of cash, or sale or stock to the extent of that scrip and distribution of the net proceeds or otherwise.

(g) REDEMPTION. Subject to the provisions of applicable law and to any applicable restriction on the right of a corporation to redeem its own shares, the Corporation, at the option of the Board of Directors, may at any time or from time to time redeem the whole or any part of the outstanding Preferred Shares, Series A. The Board of Directors may, subject to terms and conditions of this Certificate of Determination, establish by agreement with the individual holders of Preferred Shares, Series A, or any of them individually, from time to time, certain redemption eligibility criteria, terms and conditions not otherwise inconsistent with this Certificate of Determination. Upon redemption, the Corporation shall pay each share redeemed cash in the amount of 10/100 Dollars ($0.10) per share plus an amount equal to all dividends thereon declared but unpaid on the date of fixed for redemption. The total amount payable per share is payable is called "the Redemption Price" below. In case of the redemption of a part only of the outstanding Preferred Shares, Series A, the Corporation shall designate pro rata or by lot or other criteria the shares to be redeemed.

                  At least ten (10) days previous notice by mail, postage prepaid, shall be given to the holders of record of the Preferred Shares, Series A, to be redeemed as of the date of mailing or as of a record date lawfully fixed. Such notice shall be addressed to each such


                                    8 of 12
         shareholder at the address of that holder appearing on the books of the Corporation or given by that holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. The notice shall state the date fixed for redemption and the redemption price and shall call upon that holder to surrender to the Corporation on the date fixed and at the place designated in the notice the holder's certificate or certificates representing the shares to be redeemed if those shares or certificated. On or after the date fixed for redemption dated in that notice, the holder of Preferred Shares, Series A, called for redemption shall, if those shares are certificated, surrender the certificate evidencing the shares of the Corporation at the place designated in the notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If the notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for redemption shall be available to pay the redemption price, then, notwithstanding that the certificates evidencing any Preferred Shares, Series A, so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall after that date cease, except only the right of holder to receive the redemption price without interest upon surrender of their certificates, if those Preferred Shares, Series A, are certificated.

                  On or prior to any date fixed for redemption of Preferred Shares, Series A, the Corporation may, but shall not be obligated to, deposit with any bank or trust company in California, as a trust fund:

         (1) a sum sufficient to redeem on the date fixed for redemption, the shares called for redemption;

         (2) in the case of redemption of any uncertificated securities, an officer's certificate setting forth the holders thereof, registered on the books of the Corporation and the number of shares held by each;

         (3) instructions and authority to the bank or trust company to give the notice of redemption (or to complete the giving of notice if commenced) and to pay, on or after the date fixed for redemption or prior thereto the redemption price of the shares to their respective holders upon the surrender of their share certificates; in the case of uncertificated securities, then from and after the date of deposit (although prior to the date fixed for redemption) the shares so called shall be redeemed and dividends on those shares shall be redeemed.

                  As used in this section, "officer's certificate" shall mean a certificate signed and verified by the chairman of the board or the president or the chief executive officer or any vice president and by the secretary, the chief financial officer, the treasurer, or any assistance secretary or assistant treasurer of the Corporation. The deposit, if any, shall constitute full payment of the shares to their holders and from and after the date of deposit, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with the respect to those shares and shall have no rights with respect to them except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates the shares

                                    9 of 12
         redeemed are certificated and without surrender if the shares redeemed are uncertificated as above. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. If the holders of Preferred Shares, Series A, so called for redemption shall not, at the end of three (3) years from the date fixed for redemption, have claimed any funds so deposited, the bank or trust company shall thereupon pay over to the Corporation the unclaimed funds, and the bank or trust company shall thereafter be relieved of all responsibility to the holders, and those holders shall look only to the Corporation, for payment of the redemption price.

                  So long as any of the Preferred Shares, Series A, shall be outstanding, the Corporation, as a sinking fund for the purchase or redemption thereof (herein after "the Sinking Fund") may, but shall not be obligated to, set aside in cash out of any monies legally available therefore, after full payment or provision for payment of dividends on the Preferred Shares, Series A, and all other shares of the Corporation ranking prior to or on a parity with the Preferred Shares, Series A, for all prior periods through the end of the last preceding quarterly dividend period for those shares. The Corporation, at its option, may make additional payments to, and make purchases or redemption of Preferred Shares, Series A, pursuant to, the Sinking Fund.

(h) LIQUIDATION. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Preferred Shares, Series A, shall be entitled to receive out of the assets of the Corporation, whether those assets are capital or surplus of any nature, an amount equal to $1.00 per Preferred Share, and a further amount equal to any dividends thereon declared and unpaid on the date of that distribution and no more, before any payment shall be made or any assets distributed to the holders of common shares.

                  After payment or distribution to the holders of Preferred Shares, Series A, of the full preferential amounts, the holders of common shares shall be entitled to receive ratably, all remaining assets of the Corporation.

                  A consolidation or merger of the Corporation with or into any other corporation or corporations, or other entity or the sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this Section.

         RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary, the chief financial officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Corporation are each authorized to execute, verify, and file a certificate of determination of preferences in accordance with California law.

3. The authorized number of shares of Preferred Stock of the Corporation is 5,000,000, and the number of shares constituting Series A, none of which has been issued, is 2,500,000.



                                    10 of 12

IN WITNESS WHEREOF, the undersigned have executed this certificate on APRIL 11, 2000.



                                                   By: /s/ James W. Bentley
                                                   -----------------------------
                                                   James W. Bentley,
                                                   President



                                                   By: /s/ Tom M. Djokovich
                                                   -----------------------------
                                                   Tom M. Djokovich,
                                                   Secretary









                                    11 of 12

                                  VERIFICATION


State of California          )
                             ) ss.
County of Orange             )


On April 11, 2000, before me, MaryAnn Bentley, personally appeared James W. Bentley and Tom M. Djokovich, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


By: /s/ MaryAnn Bentley
--------------------------------------
MaryAnn Bentley,
Notary Public










                                    12 of 12